Exhibit 99.1

FOR IMMEDIATE RELEASE

July 20, 2004
For more information contact:
Ray Braun — (419) 247-2800
Mike Crabtree — (419) 247-2800
Scott Estes — (419) 247-2800

Health Care REIT, Inc.
Reports Second Quarter Results

Toledo, Ohio, July 20, 2004........Health Care REIT, Inc. (NYSE/HCN) today announced operating results for its second quarter ended June 30, 2004.

“We had a strong quarter of investment activity driving our gross and net new investment total for the first half of 2004 to $161.5 million and 127.7 million, respectively,” commented George L. Chapman, chief executive officer of Health Care REIT, Inc. “This first half activity, together with an additional $148.4 million of net new investments to date in the third quarter, allows us to increase our 2004 projected net new investment guidance to $400 million to $500 million. Many of these investments will incorporate rental escalators that enable us to generate additional organic growth and minimize straight-line rent over time. While this change will impact FFO guidance in the short run, cash flow and our ability to pay dividends are unaffected.”

The Board of Directors declared a dividend for the quarter ended June 30, 2004 of $0.60 per share as compared to $0.585 per share for the same period in 2003. The dividend represents the 133rd consecutive dividend payment. The dividend will be payable August 20, 2004 to stockholders of record on July 30, 2004.

Summary of Second Quarter Results
(In thousands, except per share data)

	Three Months Ended	Three Months Ended
	June 30, 2004	June 30, 2003
Revenues	$59,334	$44,822
Net Income Available to Common Stockholders	$19,207	$16,744
Funds From Operations	$35,760	$28,600
Net Income Per Diluted Share	$0.37	$0.41
FFO Per Diluted Share	$0.69	$0.70
Dividend Per Share	$0.60	$0.585
FFO Payout Ratio	87%	84%

     Net income available to common stockholders totaled $19.2 million, or $0.37 per diluted share, for the second quarter of 2004, compared with $16.7 million, or $0.41 per diluted share, for the same period in 2003. Funds from operations totaled $35.8 million, or $0.69 per diluted share, for the second quarter of 2004, compared with $28.6 million, or $0.70 per diluted share, for the same period in 2003.

Summary of Year to Date Results
(In thousands, except per share data)

	Six Months Ended	Six Months Ended
	June 30, 2004	June 30, 2003
Revenues	$119,419	$88,073
Net Income Available to Common Stockholders	$37,862	$33,195
Funds From Operations	$71,549	$56,674
Net Income Per Diluted Share	$0.73	$0.81
FFO Per Diluted Share	$1.39	$1.39
Dividend Per Share	$1.185	$1.17
FFO Payout Ratio	85%	84%

Net income available to common stockholders totaled $37.9 million, or $0.73 per diluted share, for the six months ended June 30, 2004, compared with $33.2 million, or $0.81 per diluted share, for the same period in 2003. Funds from operations totaled $71.5 million, or $1.39 per diluted share, for the six months ended June 30, 2004, compared with $56.7 million, or $1.39 per diluted share, for the same period in 2003.

We had a total outstanding debt balance of $1.0 billion at June 30, 2004, as compared with $833.5 million at June 30, 2003, and stockholders’ equity of $1.2 billion, which represents a debt to total book capitalization ratio of 47 percent. The debt to total market capitalization at June 30, 2004 was 36 percent. Our coverage ratio of EBITDA to interest was 3.21 to 1.00 for the six months ended June 30, 2004.

Straight-line Rent. We recorded $2.5 million and $9.1 million of straight-line rent for the three and six months ended June 30, 2004, respectively. Straight-line rent is net of $2.4 million and $3.0 million in cash payments outside the normal monthly rental payments for the three and six month periods, respectively. Based upon a review of the existing portfolio, we reduced our recognition of straight-line rent for the second quarter by $2.5 million.

Outlook for 2004 and 2005. Going forward, most of our master leases will incorporate annual rental escalators based on the lesser of a Consumer Price Index factor or a fixed basis point increase. Because the increases are not known at the commencement of the lease, straight-lining the average rental rate over the life of the lease is not required.

Therefore, primarily due to our revised straight-line rent expectations, we are adjusting our 2004 guidance and now expect to report net income available to common stockholders in the range of $1.49 to $1.54 per diluted share, down from $1.68 to $1.73 per diluted share, and FFO in the range of $2.87 to $2.92 per diluted share, down from $2.99 to $3.04 per diluted share. We expect to record straight-line rent of approximately $18 million to $20 million for the full year 2004, down from previous expectations of $24 million to $28 million. These expectations exclude any additional payments outside the normal monthly rental payments. As previously stated, we are also increasing our net new investment guidance for 2004 to a range of $400 million to $500 million.

We are initiating guidance for 2005 and expect to report net income available to common stockholders in the range of $1.47 to $1.55 per diluted share, and FFO in the range of $2.98 to $3.06 per diluted share. The guidance assumes net new investments of $250 million with leases that will not require rents to be straight-lined. We expect to record straight-line rent of approximately $14 million to $16 million for the full year 2005, before any payments outside the normal monthly rental payments.

Our guidance does not account for any impairments or increased quarterly charges to the loan loss reserve. Additionally, we plan to manage the company to maintain investment grade status with a capital structure consistent with our current profile. Please see Exhibit 15 for a reconciliation of the outlooks for net income and FFO.

Portfolio Update. Eight assisted living facilities stabilized during the quarter and one assisted living facility in fill-up was acquired. We ended the quarter with four assisted living facilities remaining in fill-up, representing two percent of revenues. Only one facility, representing one percent of revenues, has occupancy of less than 50 percent. The facility was a new acquisition in the fourth quarter of 2003.

Supplemental Reporting Measures. We believe that net income, as defined by accounting principles generally accepted in the United States (U.S. GAAP), is the most appropriate earnings measurement. However, we consider funds from operations (FFO) to be a useful supplemental measure of our operating performance. Historical cost accounting for real estate assets in accordance with U.S. GAAP implicitly assumes that the value of real estate assets diminishes predictably over time as evidenced by the provision for depreciation. However, since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient. In response, the National Association of Real Estate Investment Trusts (NAREIT) created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation from net income. FFO, as defined by NAREIT, means net income, computed in accordance with U.S. GAAP, excluding gains (or losses) from sales of real estate, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

EBITDA stands for earnings before interest, taxes, depreciation and amortization. Additionally, we exclude the non-cash provision for loan losses. We believe that EBITDA, along with net income and cash flow provided from operating activities, is an important supplemental measure because it provides additional information to assess and evaluate the performance of our operations. Additionally, restrictive covenants in our long-term debt arrangements contain financial ratios based on EBITDA. We primarily utilize EBITDA to measure our interest coverage ratio which represents EBITDA divided by interest expense.

FFO and EBITDA are financial measures that are widely used by investors, equity and debt analysts and rating agencies in the valuation, comparison, rating and investment recommendations of companies. Management uses these financial measures to facilitate internal and external comparisons to our historical operating results, in making operating decisions and for budget planning purposes. Additionally, FFO is an internal evaluation metric utilized by the Board of Directors to evaluate management. FFO and EBITDA do not represent net income or cash flow provided from operating activities as determined in accordance with U.S. GAAP and should not be considered as alternative measures of profitability or liquidity. Finally, FFO and EBITDA, as defined by us, may not be comparable to similarly entitled items reported by other real estate investment trusts or other companies. Please see Exhibits 14 and 16 for reconciliations of FFO and EBITDA to net income.

Conference Call Information. We have scheduled a conference call on July 21, 2004, at 9:00 a.m. Eastern to discuss our second quarter results, industry trends, portfolio performance and outlooks for 2004 and 2005. To participate on the webcast, log on to www.hcreit.com or www.fulldisclosure.com 15 minutes before the call to download the necessary software. Replays will be available for 90 days through the same Web sites. This earnings release is posted on our Web site under the heading Press Releases.

Health Care REIT, Inc., with headquarters in Toledo, Ohio, is a real estate investment trust that invests in health care facilities, primarily skilled nursing and assisted living facilities. At June 30, 2004, we had investments in 346 health care facilities in 33 states with 49 operators and had total assets of approximately $2.2 billion. For more information on Health Care REIT, Inc., via facsimile at no cost, dial 1-800-PRO-INFO and enter the company code – HCN. More information is available on the Internet at www.hcreit.com.

This document may contain “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements concern the possible expansion of our portfolio; the performance of our operators and properties; our ability to enter into agreements with new viable tenants for properties which we take back from financially troubled tenants, if any; our ability to make distributions; our policies and plans regarding investments, financings and other matters; our tax status as a real estate investment trust; our ability to appropriately balance the use of debt and equity; and our ability to access capital markets or other sources of funds. When we use words such as “believe,” “expect,” “anticipate,” or similar expressions, we are making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Our expected results may not be achieved, and actual results may differ materially from our expectations. This may be a result of various factors, including, but not limited to: the status of the economy; the status of capital markets, including prevailing interest rates; compliance with and changes to regulations and payment policies within the health care industry; changes in financing terms; competition within the health care and senior housing industries; and changes in federal, state and local legislation. Finally, we assume no obligation to update or revise any forward-looking statements or to update the reasons why actual results could differ from those projected in any forward-looking statements.

FINANCIAL SCHEDULES FOLLOW

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HEALTH CARE REIT, INC.
Financial Supplement

CONSOLIDATED BALANCE SHEETS (unaudited)
(In thousands)

	June 30
	2004	2003
Assets
Real estate investments:
Real property owned
Land	$176,862	$131,905
Buildings & improvements	1,812,116	1,431,662
Construction in progress	20,899	35,151

	2,009,877	1,598,718
Less accumulated depreciation	(182,034)	(137,029)

Total real property owned	1,827,843	1,461,689
Loans receivable
Real property loans	216,003	202,287
Subdebt investments	45,023	15,965

	261,026	218,252
Less allowance for losses on loans receivable	(8,425)	(5,455)

	252,601	212,797

Net real estate investments	2,080,444	1,674,486
Other assets:
Equity investments	3,298	7,492
Deferred loan expenses	8,955	6,187
Cash and cash equivalents	33,990	7,953
Receivables and other assets	64,894	49,982

	111,137	71,614

Total assets	$2,191,581	$1,746,100

Liabilities and stockholders’ equity
Liabilities:
Borrowings under unsecured lines of credit arrangements	$41,000	$156,900
Senior unsecured notes	825,000	615,000
Secured debt	146,936	61,608
Accrued expenses and other liabilities	17,560	17,282

Total liabilities	1,030,496	850,790
Stockholders’ equity:
Preferred stock	116,859	106,150
Common stock	51,546	41,360
Capital in excess of par value	1,106,155	821,897
Treasury stock	(850)	0
Cumulative net income	702,800	618,855
Cumulative dividends	(814,068)	(690,366)
Accumulated other comprehensive income	1	79
Other equity	(1,358)	(2,665)

Total stockholders’ equity	1,161,085	895,310

Total liabilities and stockholders’ equity	$2,191,581	$1,746,100

CONSOLIDATED STATEMENTS OF INCOME (unaudited)

(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2004	2003	2004	2003
Revenues:
Rental income	$52,846	$38,989	$106,504	$76,708
Interest income	5,923	5,190	11,636	10,130
Transaction fees and other income	565	643	1,279	1,235

Gross revenues	59,334	44,822	119,419	88,073
Expenses:
Interest expense	17,216	12,292	35,475	23,397
Provision for depreciation	17,452	10,784	34,244	21,365
General and administrative	3,560	2,847	6,719	5,457
Loan expense	872	680	1,763	1,315
Provision for loan losses	300	250	600	500

Total expenses	39,400	26,853	78,801	52,034

Income from continuing operations	19,934	17,969	40,618	36,039
Discontinued operations:
Gain (loss) on sales of properties	1,129	0	1,129	34
Income (loss) from discontinued operations, net	366	1,093	607	2,286

	1,495	1,093	1,736	2,320

Net income	21,429	19,062	42,354	38,359
Preferred dividends	2,222	2,318	4,492	5,164

Net income available to common stockholders	$19,207	$16,744	$37,862	$33,195

Average number of common shares outstanding:
Basic	51,232	40,546	50,919	40,269
Diluted	51,828	41,136	51,577	40,822
Net income available to common stockholders per share:
Basic	$0.37	$0.41	$0.74	$0.82
Diluted	0.37	0.41	0.73	0.81
Funds from operations	$35,760	$28,600	$71,549	$56,674
Funds from operations per share:
Basic	$0.70	$0.71	$1.41	$1.41
Diluted	0.69	0.70	1.39	1.39
Dividends per share	$0.60	$0.585	$1.185	$1.17

HEALTH CARE REIT, INC.
Financial Supplement – June 30, 2004

Portfolio Composition ($000’s)	Exhibit 1

	# Properties	# Beds/Units	Balance	% Balance
Balance Sheet Data
Real Property	322	29,202	$1,827,843	88%
Loans Receivable	24	2,821	216,003	10%
Subdebt Investments	0	0	45,023	2%

Total Investments	346	32,023	$2,088,869	100%

	# Properties	# Beds/Units	Investment (1)	% Investment
Investment Data
Assisted Living Facilities	218	14,139	$1,193,242	57%
Skilled Nursing Facilities	120	16,616	748,544	36%
Specialty Care Facilities	8	1,268	150,278	7%

Real Estate Investments	346	32,023	$2,092,064	100%

Notes: (1)	Real Estate Investments include gross real estate investments and credit enhancements which amounted to $2,088,869,000 and $3,195,000, respectively.

Revenue Composition ($000’s)	Exhibit 2

	Three Months Ended		Six Months Ended
	June 30, 2004		June 30, 2004
Revenue by Investment Type (1)
Real Property	$54,057	90%	$109,198	90%
Loans Receivable	4,915	8%	9,620	8%
Subdebt Investments	1,108	2%	2,223	2%

Total	$60,080	100%	$121,041	100%
Revenue by Facility Type (1)
Assisted Living Facilities	$33,319	55%	$68,952	57%
Skilled Nursing Facilities	22,369	37%	43,842	36%
Specialty Care Facilities	4,392	8%	8,247	7%

Total	$60,080	100%	$121,041	100%

Notes: (1) Revenues include gross revenues and revenues from discontinued operations.

Operator Concentration ($000’s)	Exhibit 3

	# Properties	Investment	% Investment
Concentration by Investment
Emeritus Corporation	30	$229,415	11%
Southern Assisted Living, Inc.	46	209,905	10%
Commonwealth Communities L.L.C.	14	200,810	10%
Home Quality Management, Inc.	32	180,443	9%
Life Care Centers of America, Inc.	17	125,159	6%
Remaining Operators (44)	207	1,146,332	54%

Total	346	$2,092,064	100%

Geographic Concentration ($000’s)	Exhibit 4

	# Properties	Investment	% Investment
Concentration by Region
South	217	$1,085,110	52%
Northeast	45	415,325	20%
West	45	305,349	15%
Midwest	39	286,280	13%

Total	346	$2,092,064	100%

	# Properties	Investment	% Investment
Concentration by State
Massachusetts	27	$286,437	14%
Florida	42	236,201	11%
North Carolina	44	203,768	10%
Tennessee	27	146,859	7%
Ohio	14	125,818	6%
Remaining States (28)	192	1,092,981	52%

Total	346	$2,092,064	100%

Committed Investment Balances ($000’s except Investment per Bed/Unit)	Exhibit 5

			Committed	Investment
	# Properties	# Beds/Units	Balance (1)	per Bed/Unit
Assisted Living Facilities	218	14,139	$1,202,109	$85,021
Skilled Nursing Facilities	120	16,616	748,544	45,050
Specialty Care Facilities	8	1,268	150,278	118,516

Total	346	32,023	$2,100,931	-na-

Notes: (1)	Committed Balance includes gross real estate investments, credit enhancements and unfunded construction commitments for which initial funding had commenced.

Lease Up Statistics on Assisted Living Facilities ($000’s)	Exhibit 6

		Average Months
	# Properties	in Operation	Revenue (1)	% Revenue
Occupancy
0% - 50%	1	6	$773	1%
50% - 70%	1	10	471	0%
70% +	2	18	827	1%

	4	-na-	$2,071	2%

Notes: (1)	Interest and rental income for the six months ended June 30, 2004.

Selected Facility Data	Exhibit 7

				Coverage Data
		% Payor Mix
				Before	After
	Census	Private	Medicare	Mgt. Fees	Mgt. Fees
Assisted Living Facilities	85%	85%	0%	1.40x	1.18x
Skilled Nursing Facilities	85%	16%	20%	1.97x	1.51x
Specialty Care Facilities	70%	14%	40%	1.91x	1.44x

		Weighted Averages		1.64x	1.32x

Notes:	Data as of March 31, 2004.

Exhibit 8

Credit Support ($000’s)

	Balance	% Investment
Cross Defaulted	$1,976,145	95% of gross real estate investments
Cross Collateralized	168,768	78% of real property loans receivable
Master Leases	1,484,561	81% of real property owned

Current Capitalization ($000's)			Leverage & Performance Ratios
	Balance	% Balance
Borrowings Under Bank Lines	$41,000	2%	Debt/Total Book Cap	47%
Long-Term Debt Obligations	971,936	45%	Debt/Total Market Cap	36%
Stockholders’ Equity	1,161,085	53%	Interest Coverage	3.31x 2nd Qtr.

Total Book Capitalization	$2,174,021	100%		3.21x YTD
			FFO Payout Ratio	87% 2nd Qtr.
				85% YTD

Exhibit 9

Revenue Maturities ($000’s)

Operating Lease Expirations & Loan Maturities

	Current Lease	Current Interest	Lease and
Year	Revenue (1)	Revenue (1)	Interest Revenue	% of Total
2004	$0	$141	$141	0%
2005	0	1,391	1,391	1%
2006	0	5,616	5,616	2%
2007	0	4,806	4,806	2%
2008	0	3,928	3,928	2%
Thereafter	218,930	6,971	225,901	93%

Total	$218,930	$22,853	$241,783	100%

Notes: (1) Revenue impact by year, annualized.

Exhibit 10

Debt Maturities and Principal Payments ($000’s)

Year	Lines of Credit (1)	Senior Notes	Secured Debt	Total
2004	$0	$0	$1,228	$1,228
2005	30,000	0	6,021	36,021
2006	310,000	50,000	2,702	362,702
2007	0	175,000	14,709	189,709
2008	0	100,000	9,879	109,879
2009	0	0	12,938	12,938
2010	0	0	8,948	8,948
Thereafter	0	500,000	90,511	590,511

Total	$340,000	$825,000	$146,936	$1,311,936

Notes: (1) Reflected at 100% capacity.

Exhibit 11

Investment Activity ($000’s)

	Three Months Ended		Six Months Ended
	June 30, 2004		June 30, 2004
Funding by Investment Type
Real Property	$70,017	94%	$155,407	96%
Loans Receivable	4,008	5%	5,618	3%
Subdebt Investments	223	1%	512	1%

Total	$74,248	100%	$161,537	100%
Funding by Facility Type
Assisted Living Facilities	$15,684	21%	$39,611	25%
Skilled Nursing Facilities	54,215	73%	116,725	72%
Specialty Care Facilities	4,349	6%	5,201	3%

Total	$74,248	100%	$161,537	100%

Exhibit 12

Disposition Activity ($000’s)

	Three Months Ended		Six Months Ended
	June 30, 2004		June 30, 2004
Dispositions by Investment Type
Real Property	$33,808	100%	$33,808	100%
Loans Receivable

Total	$33,808	100%	$33,808	100%
Dispositions by Facility Type
Assisted Living Facilities	$20,006	59%	$20,006	59%
Skilled Nursing Facilities	3,447	10%	3,447	10%
Specialty Care Facilities	10,355	31%	10,355	31%

Total	$33,808	100%	$33,808	100%

Exhibit 13

Discontinued Operations ($000’s)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2004	2003	2004	2003
Revenues
Rental income	$746	$3,034	$1,622	$6,075
Expenses
Interest expense	150	869	443	1,641
Provision for depreciation	230	1,072	572	2,148

Income (loss) from discontinued operations, net	$366	$1,093	$607	$2,286

Exhibit 14

Funds From Operations Reconciliation
(Amounts in 000’s except per share data)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2004	2003	2004	2003
Net income available to common stockholders	$19,207	$16,744	$37,862	$33,195
Provision for depreciation (1)	17,682	11,856	34,816	23,513
Loss (gain) on sales of properties	(1,129)	0	(1,129)	(34)

Funds from operations	$35,760	$28,600	$71,549	$56,674
Average common shares outstanding:
Basic	51,232	40,546	50,919	40,269
Diluted	51,828	41,136	51,577	40,822
Per share data:
Net income available to common stockholders
Basic	$0.37	$0.41	$0.74	$0.82
Diluted	0.37	0.41	0.73	0.81
Funds from operations
Basic	$0.70	$0.71	$1.41	$1.41
Diluted	0.69	0.70	1.39	1.39
FFO Payout Ratio
Dividends per share	$0.60	$0.585	$1.185	$1.17
FFO per diluted share	$0.69	$0.70	$1.39	$1.39

FFO payout ratio	87%	84%	85%	84%

Notes: (1) Provision for depreciation includes provision for depreciation from discontinued operations.

Exhibit 15

FFO Outlook Reconciliation
(Amounts in 000’s except per share data)

	Previous Outlook		Current Outlook
	Year Ended		Year Ended		Year Ended
	December 31, 2004		December 31, 2004		December 31, 2005
	Low	High	Low	High	Low	High
Net income available to common stockholders	$86,700	$89,300	$77,479	$80,079	$80,900	$85,300
Loss (gain) on sales of properties			(1,129)	(1,129)
Provision for depreciation (1)	68,000	68,000	72,850	72,850	83,000	83,000

Funds from operations	$154,700	$157,300	$149,200	$151,800	$163,900	$168,300
Average common shares outstanding (diluted)	51,750	51,750	52,000	52,000	55,000	55,000
Per share data (diluted):
Net income available to common stockholders	$1.68	$1.73	$1.49	$1.54	$1.47	$1.55
Funds from operations	2.99	3.04	2.87	2.92	2.98	3.06

Notes: (1) Provision for depreciation includes provision for depreciation from discontinued operations.

Exhibit 16

EBITDA Reconciliation ($000’s)

	Three Months Ended				Six Months Ended
	June 30				June 30
	2004		2003		2004		2003
Net income	$21,429		$19,062		$42,354		$38,359
Provision for depreciation (1)	17,682		11,856		34,816		23,513
Interest expense (1)	17,366		13,161		35,918		25,038
Capitalized interest	199		380		336		638
Amortization (2)	1,092		736		2,210		1,924
Provision for loan losses	300		250		600		500

EBITDA	$58,068		$45,445		$116,234		$89,972
Interest Coverage Ratio
Interest expense (1)	$17,366		$13,161		$35,918		$25,038
Capitalized interest	199		380		336		638

Total interest	17,565		13,541		36,254		25,676
EBITDA	58,068		45,445		116,234		89,972

Interest coverage ratio	3.31	x	3.36	x	3.21	x	3.50	x

Notes:	(1) Provision for depreciation and interest expense include provision for depreciation and interest expense from discontinued operations.
(2) Amortization includes amortization of deferred loan expenses, restricted stock and stock options.